SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549
____________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 2, 2026

AI Era Corp.

(Exact name of registrant as specified in its charter)

Nevada	000-55979	37-1740351
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

144 Main Street, Mt. Kisco, NY	10549
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (917) 336-2398

______________________ (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   [ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.      [ ]

Item 1.01 Entry into a Material Definitive Agreement.

On February 2, 2026, AI Era Corp. (the “Company”) entered into a Securities Purchase Agreement (the “Jefferson Street SPA”) with Jefferson Street Capital LLC (“Jefferson Street”), pursuant to which the Company issued to Jefferson Street a convertible promissory note in the principal amount of $77,250.00 (the “Jefferson Street Note”) for a purchase price of $75,000.00. The Jefferson Street Note bears interest at a rate of 10% per annum, matures on February 2, 2027, and is convertible into shares of the Company's common stock, par value $0.001 per share (the “Common Stock”), at a conversion price equal to 80% of the lowest traded price of the Common Stock during the twenty (20) trading days prior to the conversion date, subject to certain adjustments and limitations, including a beneficial ownership limitation of 4.99%. The Jefferson Street Note includes standard events of default and provides for default interest at the lesser of 18% per annum or the maximum rate permitted by law upon an event of default.

On February 4, 2026, the Company entered into a Securities Purchase Agreement (the “Labrys SPA”) with Labrys Fund II, L.P. (“Labrys”), pursuant to which the Company issued to Labrys a convertible promissory note in the principal amount of $150,000.00 (the “Labrys Note”) for a purchase price of $150,000.00. The Labrys Note bears interest at a rate of 10% per annum, matures on February 4, 2027, and is convertible into shares of Common Stock beginning 180 days after issuance, at a conversion price equal to 80% of the lowest traded price of the Common Stock during the twenty (20) trading days prior to the conversion date, subject to certain adjustments and limitations, including a beneficial ownership limitation of 4.99% (which may be increased to 9.99% upon notice). The Labrys Note includes standard events of default and provides for default interest at the lesser of 22% per annum or the maximum rate permitted by law upon an event of default.

The issuances of the Jefferson Street Note and the Labrys Note (collectively, the “Notes”) were made in reliance upon the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended (the "Securities Act"), and Rule 506(b) promulgated thereunder. The Notes and the shares of Common Stock issuable upon conversion thereof have not been registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. The foregoing descriptions of the Jefferson Street SPA, the Labrys SPA, the Jefferson Street Note and the Labrys Note are qualified in their entirety by reference to the full text of such agreements, copies of which are filed as Exhibits 10.1, 10.2, 4.1, and 4.2 to this Current Report on Form 8-K and are incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 3.02 Unregistered Sales of Equity Securities.

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02. The issuance of the Notes was made in reliance on the exemption provided by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), for the offer and sale of securities not involving a public offering. The Company’s reliance upon Section 4(a)(2) of the Securities Act in issuing the Notes was based upon the following factors: (a) the issuance of the Notes was an isolated private transaction by us which did not involve a public offering; (b) the Lenders are accredited investors; (c) the Company did not engage in general solicitation or advertising in connection with the issuance; and (d) the Lenders represented that, among other things, they were acquiring the securities for investment purposes only and not with a view to distribution, they have received information about the Company necessary to make an informed investment decision, and the Lenders are capable of evaluating the merits and risks of its investment. Any shares of Common Stock issuable upon conversion of the Notes will be issued in reliance on the exemption from registration provided by Section 3(a)(9) or Section 4(a)(2) of the Securities Act.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Securities Purchase Agreement with Jefferson Street Capital, LLC dated February 2, 2026
10.2	Securities Purchase Agreement with Labrys Fund II, L.P. dated February 4, 2026
4.1	Convertible Promissory Note issued to Jefferson Street Capital, LLC dated February 2, 2026
4.2	Convertible Promissory Note issued to Labrys Fund II, L.P. dated February 4, 2026
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AI Era Corp.

/s/ Chiyuan Deng

Chiyuan Deng

Chief Executive Officer and Chief Financial Officer

Date: February 6, 2026

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